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                    ARBATAX INTERNATIONAL INC.
                     Brandschenke Strasse 64
                     8002 Zurich, Switzerland

December 2, 1996

LOGAN INTERNATIONAL CORP.
c/o Suite 1250, 400 Burrard Street
Vancouver, B.C.  V6C 3A6

Dear Sirs:

Arbatax International Inc. or an affiliate (the "Purchaser") hereby offers to purchase from Logan International Corp. (the "Company") and, by its acceptance hereof, the Company agrees to create, issue and sell to the Purchaser 4,172,082 shares of common stock of the Company (the "Purchased Shares") for an aggregate purchase price of $2,425,000 (U.S.) or U.S. $0.58 per share.

This offer is conditional upon and subject to the terms and conditions described below.

Covenants, Representations and Warranties
-----------------------------------------

The Company covenants, represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying upon such covenants, representations and warranties in purchasing the Purchased Shares, that:

(a) on the Closing Date (as herein defined), the authorized capital of the Company will consist of, inter alia, 100,000,000 shares of common stock with a par value of $0.01 (U.S.) per share and 25,000,000 shares of preferred stock with a par value of $0.01 (U.S.) per share;

(b) on the Closing Date, the Purchased Shares shall be delivered to the Purchaser free and clear of any mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances or demands, whatsoever and shall, upon receipt of payment by the Company therefor, be validly and duly authorized, created and issued by the Company as fully paid and non-assessable;

(c) the Company has good right, full corporate power and absolute authority to enter into this agreement and to issue, sell, assign and transfer the Purchased Shares to the Purchaser in the manner contemplated herein and to perform all of the Company's obligations under this agreement;

(d) the Company is a company duly incorporated and validly subsisting in all respects under the laws of the State of Washington and is in good standing with respect to the filing of annual returns;







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(e)  the execution and delivery of this agreement and the completion of the transactions contemplated hereby will not conflict with, result in a default under, or accelerate or permit the acceleration of the performance required by, any agreement or instrument to which the Company is a party;

(f) the Company is a registrant under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has, on a timely basis, duly filed or delivered all reports, filings, disclosures, releases and other materials required to be filed with or delivered to any regulatory authority having jurisdiction under applicable law, including periodical or timely disclosure filings or reports required pursuant to the Exchange Act (collectively, the "Periodic Filings") and such Periodic Filings are true and correct in all material respects;

(g) this agreement has been duly executed and delivered by and on behalf of the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and

(h) the Company shall file and cause to be filed all forms of certification required to be filed by the Company in connection with the purchase and sale of the Purchased Shares so that the distribution of the Purchased Shares may lawfully occur without the necessity of filing a prospectus or otherwise registering the same in Canada or the United States.

The Purchaser covenants, represents and warrants to the Company, and acknowledges that the Company is relying upon such covenants, representations and warranties in connection with the sale by it of the Purchased Shares, that:

(a) the Purchaser is a corporation duly incorporated and validly subsisting in all respects under the laws of the Yukon territory, and is in good standing with respect to the filing of annual returns;

(b) the Purchaser has good right, full corporate power and absolute authority to enter into this agreement and to purchase the Purchased Shares from the Company in the manner contemplated herein and to perform all of the Purchaser's obligations under this agreement;

(c) this agreement has been duly executed and delivered by and on behalf of the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms;

(d) the Purchaser acknowledges that the Purchased Shares have not been registered by the Company under the Securities Act of 1933, as amended (the "1933 Act"), that the Company does not plan, and is under no obligation to provide for, registration of the Purchased Shares, that the Purchased Shares are being offered and sold in reliance upon





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     an exemption from the registration requirements of the 1933 Act, and that they cannotbe sold unless they are subsequently registered under the 1933 Act or are sold pursuant to an exemption from the registration requirements thereunder;

(e) the Purchaser shall file and cause to be filed all forms of certification required to be filed by the Purchaser in connection with the purchase and sale of the Purchased Shares so that the distribution of the Purchased Shares may lawfully occur without the necessity of filing a prospectus or otherwise registering the same in Canada or the United States, and the Purchaser shall not request that the Company provide it with an offering memorandum or prospectus, or do anything which would require the Company to provide such an offering memorandum or prospectus to the Purchaser;

(f) the Purchaser is not a U.S. person as that term is defined in Regulation S adopted under the 1933 Act, the offer to purchase the Purchased Shares was not made in the United States and this agreement was executed by the Purchaser outside of the United States;

(g) the Purchased Shares are being subscribed for and any rights the Purchaser may acquire as a shareholder of the Company will be acquired for the Purchaser's own account and for investment purposes and not with a view to a subsequent offering, sale or distribution thereof, and the Purchaser may not participate, directly or indirectly, in any plan or scheme involving the resale or distribution of the Purchased Shares or any interest therein;

(h) the Purchaser has knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment and is able to bear the economic risk of loss of the investment; and

(i) the Purchaser has not received or been provided with an offering memorandum or similar document, and its decision to enter into this agreement and to purchase the Purchased Shares has not been made upon any verbal or written representation as to fact or otherwise by or on behalf of the Company or any other person and its decision to enter into this agreement and purchase the number of Purchased Shares set forth herein is based entirely upon information concerning the Company which is publicly available.

Conditions to Purchase Obligations
----------------------------------

The following are conditions to the obligation of the Purchaser, and where indicated of the Company, to complete the transaction contemplated hereby, which conditions the Company covenants to exercise its best efforts to have fulfilled on or prior to the Closing Date (or such earlier time as may be specified herein):

(a) there will have been made and/or obtained all necessary filings, approvals, consents and acceptances of appropriate regulatory authorities in order to permit the Purchaser to purchase and the Company to sell the Purchased Shares as herein provided on or before December 13, 1996 or such other date as may be agreed to by the Purchaser;




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(b)  the Company shall have obtained all necessary approvals of its board of directors on or before December 13, 1996;

(c) no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Purchased Shares is in effect and no proceedings for such purpose are pending or threatened; and

(d) the representations and warranties contained herein shall be true and correct as of the Closing Date as if such representations and warranties had been made on and as of the Closing Date, and all of the terms and conditions herein contained and required to be performed and complied with at that time have been performed and complied with.

In the event that the foregoing conditions are not all satisfied and/or waived by the parties, this agreement shall be terminated and the parties shall have no further obligations to each other whatsoever.

Closing
-------

The closing of the transaction herein provided for shall be completed on the first business day following the satisfaction of the conditions set forth herein, or on such other day as may be agreed to by the Company and the Purchaser (the "Closing Date").

On the Closing Date, the Company shall deliver:

(a) definitive certificates for the Purchased Shares duly registered as the Purchaser may request; and

(b) such further documentation as the Purchaser may reasonably require in a form satisfactory to the Purchaser,

against delivery by the Purchaser to the Company of a certified cheque or bank draft made payable to, or to the order of, the Company in the amount of the purchase price of the Purchased Shares. Notwithstanding the Closing Date, the transaction herein provided for shall be deemed to be effective December 2, 1996.

All warranties, representations, covenants and agreements herein contained or contained in any document submitted pursuant to this agreement and in connection with the transaction herein contemplated shall survive the purchase and sale of the Purchased Shares by the Purchaser and continue in full force and effect for the benefit of the Purchaser. Time shall be of the essence hereof.

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This agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, irrespective of the choice of laws principles of the Province of British Columbia, and the parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of British Columbia sitting in Vancouver.

This agreement constitutes the entire agreement between the parties and except as stated herein and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations, warranties, covenants and agreements of the respective parties hereto.

This agreement may be executed in any number of counterparts or by facsimile, each of which shall together constitute one and the same instrument and be deemed to be an original, notwithstanding that all of the parties are not signatory to the same counterpart or facsimile.

If the Company is in agreement with the foregoing terms and conditions and wishes to accept this offer, please so indicate by executing a copy of this letter where indicated below.

Yours very truly,

ARBATAX INTERNATIONAL INC.


By:     /s/ Michael J. Smith
      --------------------------
Name:       Michael J. Smith
      --------------------------
Title:         President
      --------------------------

The offer referred to above is hereby accepted on the terms and conditions therein set forth.

DATED this 13th day of December, 1996.

LOGAN INTERNATIONAL CORP.

By:     /s/ Leonard Petersen
      --------------------------
Name:       Leonard Petersen
      --------------------------
Title:        Director
      --------------------------